UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2006 (July 17, 2006)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)
000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operation

Item 1 - Entry into a Material Definitive Agreement

Stock Repurchase Agreement

On July 12, 2006, National Penn Bancshares, Inc. entered into a Stock Repurchase Agreement (the “Agreement”) with the Estate of James K. Overstreet (the “Estate”). On May 5, 2006, the Estate reported on a Schedule 13D filed with the Securities and Exchange Commission its beneficial ownership of 3,041,888.25 shares of National Penn common stock (approximately 6.52 percent of the outstanding shares of National Penn common stock).

The Agreement provides for the purchase by National Penn of 500,000 shares of National Penn common stock at a purchase price of $19.90 per share (the closing sale price of National Penn common stock as of July 11, 2006, less ten cents per share) or a total purchase price of $9,950,000.00. On July 17, 2006, National Penn and the Estate completed this transaction.

The Agreement is included in this Report as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 - Agreement dated as of July 12, 2006, between National Penn Bancshares, Inc. and the Estate of James K. Overstreet.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By: /s/ Wayne R. Weidner
Name: Wayne R. Weidner
Title: Chairman and CEO

Dated: July 17, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement dated as of July 12, 2006, between National Penn Bancshares, Inc. and the Estate of James K. Overstreet.